Exhibit 23.3

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To: OSK Capital II Corp.

We hereby consent to the use in the Registration Statement Form SB-2 and the related Prospectus of our report dated July 13, 2005 which appears in such Registration Statement.

/s/ Schwartz Levitsky Feldman LLP
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/s/ Schwartz Levitsky Feldman LLP

Montreal, Quebec
August 28, 2006